EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT


Catalyst International, Inc.

We consent to the incorporation by reference in this Annual
Report on Form 10-K of Catalyst International, Inc. (the
Company) of our report dated January 28, 2000, included in the 1999 Annual Report to Shareholders of the Company.

Our audits also included the financial statement schedule of the Company listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-1394) pertaining to the 1993 Stock Option Plan, as amended, of Catalyst USA, Inc. and (Form S-8 No. 33-97522C) pertaining to the 1997 Director Stock Option Plan of Catalyst International, Inc. of our report dated January 28, 2000, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of the Company.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 28, 2000